UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Innodata Inc.

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55 Challenger Road

Ridgefield Park, New Jersey 07660

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 7, 2018

To the Stockholders of Innodata Inc.:

The Annual Meeting of Stockholders of Innodata Inc. (the "Company") will be held at Innodata Inc., 55 Challenger Road, Ridgefield Park, New Jersey 07660 at 11:00 A.M. on June 7, 2018, for the following purposes:

(1)	To elect seven directors of the Company to hold office until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

(2)	To ratify the selection and appointment by the Company's Board of Directors of CohnReznick LLP, independent registered public accounting firm, as auditors for the Company for the year ending December 31, 2018;

(3)	To approve, on an advisory basis, the Company’s executive compensation; and

(4)	To consider and transact such other business as may properly come before the meeting or any adjournments thereof.

A Proxy Statement, form of Proxy, and the Annual Report to Stockholders of the Company for the year ended December 31, 2017 are enclosed herewith. Only holders of record of Common Stock of the Company at the close of business on April 11, 2018 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. A complete list of the stockholders entitled to vote will be available for inspection by any stockholder during the meeting; in addition, the list will be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the office of the Secretary of the Company, located at 55 Challenger Road, Ridgefield Park, New Jersey 07660.

By Order of the Board of Directors

/s/ Amy R. Agress

Amy R. Agress
Senior Vice President, General Counsel and Secretary

Ridgefield Park, New Jersey

April 30, 2018

All stockholders are cordially invited to attend the Meeting. If you do not expect to be present, please sign and date the enclosed form of Proxy and return it promptly using the enclosed envelope. No postage is required if mailed in the United States. Any person giving a Proxy has the power to revoke it at any time prior to its exercise and if present at the Meeting may withdraw it and vote in person.

Voting in Person at the Meeting

Registered holders can vote in person. Beneficial owners must obtain a legal proxy from their brokerage firm, bank, or other holder of record and present it to the inspector of elections with their ballot in order to be able to vote shares in person at the meeting. Voting in person will replace any previous votes submitted by Proxy.

Attendance at the Meeting is limited to stockholders, their proxies and invited guests of the Company. Directions to the meeting may be found at www.mapquest.com.

Important Notice Regarding the Availability of Proxy Materials for the

2018 Annual Meeting of Stockholders to be held on June 7, 2018

We have elected to provide access to our Proxy materials both by sending you this full set of Proxy materials, including a Proxy card, and by notifying you of the availability of our Proxy materials on the Internet.

This Proxy Statement, form of Proxy, and the 2017 Annual Report are available on the Internet at: http://www.innodata.com/proxy

INNODATA INC.

55 Challenger Road

Ridgefield Park, New Jersey 07660

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Innodata Inc. (the "Company") of Proxies in the form enclosed. Such Proxies will be voted at the Annual Meeting of Stockholders of the Company to be held at Innodata Inc., 55 Challenger Road, Ridgefield Park, New Jersey 07660 at 11:00 A.M. on June 7, 2018 (the "Meeting") and at any adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

This Proxy Statement and accompanying Proxy are being mailed on or about May 7, 2018 to all stockholders of record on April 11, 2018 (the "Record Date").

Any stockholder giving a Proxy has the power to revoke the same at any time before it is voted. The cost of soliciting Proxies will be borne by the Company. Following the mailing of the Proxy materials, solicitation of Proxies may be made by officers and employees of the Company by mail, telephone, facsimile, electronic communication or personal interview. Properly executed Proxies will be voted in accordance with instructions given by stockholders at the places provided for such purpose in the accompanying Proxy and, as to any other matter properly coming before the Meeting (none of which is presently known to the Board of Directors), in accordance with the judgment of the persons designated as proxies. Unless contrary instructions are given by stockholders, persons named in the Proxy intend to vote the shares represented by such Proxies for the election of the seven nominees for director named herein, for the ratification of CohnReznick LLP as independent auditors, and for the approval, on an advisory basis, of the Company’s executive compensation as disclosed in these materials. The current members of the Board of Directors presently hold voting authority for Common Stock representing an aggregate of 1,214,435 votes, or approximately 4.7% of the total number of votes eligible to be cast at the Meeting. The members of the Board of Directors have indicated their intention to vote affirmatively on all of the proposals.

VOTING SECURITIES

Stockholders of record as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date there were 25,877,454 outstanding shares of common stock, par value $.01 per share (the “Common Stock”). Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by Proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting in determining the presence of a quorum.

PROPOSAL 1. ELECTION OF DIRECTORS

It is the intention of the persons named in the enclosed form of Proxy, unless such form of Proxy specifies otherwise, to nominate and to vote the shares represented by such Proxy for the election as directors of Jack S. Abuhoff, David B. Atkinson, Louise C. Forlenza, Brian E. Kardon, Douglas J. Manoni, Stewart R. Massey and Michael J. Opat, to hold office until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified. Each of the nominees named below currently serves as a director of the Company and with the exception of David B. Atkinson, Brian E. Kardon and Douglas J. Manoni, was elected at the Annual Meeting of Stockholders held on June 8, 2017. The Company has no reason to believe that any of the nominees will become unavailable to serve as director for any reason before the Meeting. However, in the event that any of them shall become unavailable, each of the persons designated as proxy reserves the right to substitute another person of his or her choice when voting at the Meeting. Below is the biographical and other information about the nominees. Following each nominee’s biographical information, we have provided information concerning the particular experience, qualifications, attributes and/or skills that led the Nominating Committee and the Board of Directors to determine that each nominee should serve as a director.

Jack S. Abuhoff, age 57, has been President and Chief Executive Officer of the Company since September 15, 1997, and a director of the Company since its founding in 1988. Mr. Abuhoff has been the Chairman of the Company’s Board of Directors since May 2001. From 1995 to 1997 he was Chief Operating Officer of Charles River Corporation, an international systems integration and outsourcing firm. From 1992 to 1994, Mr. Abuhoff was employed by Chadbourne & Parke, LLP in connection with its joint venture with Goldman Sachs to develop capital projects in China. Mr. Abuhoff is a trustee on the Board of Trustees of the Harvard Law School Association of New Jersey. He practiced international corporate law at White & Case LLP from 1986 to 1992. Mr. Abuhoff holds an A.B. degree in English from Columbia College (1983) and a J.D. degree from Harvard Law School (1986).

Key Experience, Attributes and Skills

Mr. Abuhoff has knowledge of the Company, its clients, and the industries the Company serves, both from an historical and a current perspective, as well as leadership and management skills, international experience, and experience in providing outsourced services.

David B. Atkinson, age 64, has served as one of the Company’s Directors since April 2018. Mr. Atkinson currently provides consulting services for the life insurance and reinsurance industries, after retiring in 2014 as President and CEO of RGA Reinsurance Company, the principal operating company of Reinsurance Group of America (NYSE: RGA), the largest U.S.-based life reinsurer. He also briefly served as RGA’s Chief Financial Officer before becoming its Chief Operating Officer in 1994. Prior to joining RGA, Mr. Atkinson led the actuarial, administration, claims, and systems departments of the reinsurance division of General American Life Insurance Company from 1987 to 1993 and led the IPO effort to spin off the reinsurance division as a new public company, RGA. Mr. Atkinson also served as VP and Chief Actuary of Atlas Life Insurance Company from 1981 to 1987. Mr. Atkinson holds a B.S. degree in mathematics from California Institute of Technology (1975) and an MBA from Olin Business School (1994). He is a Fellow of the Society of Actuaries, for which he has written several study notes on pricing and co-authored a book on life insurance products and finance, and he has served as Director of MIB Group, Inc.

Key Experience, Attributes and Skills

Mr. Atkinson has leadership and management experience as the former President and CEO of the principal operating company of the largest U.S.-based life reinsurer and in-depth knowledge of the insurance and reinsurance industries. He also has financial, statistical analysis, and business administration experience, and he provides diversity of background and viewpoint.

Louise C. Forlenza, age 68, has served as one of the Company’s directors since October 2002. From 1994 to the present, Ms. Forlenza has been providing tax audit consultancy, management advisory, and tax planning services to a diverse group of corporate clients. From 1987 through 1992, she was the Chief Financial Officer and Chief Operating Officer of Intercontinental Exchange Partners, an international foreign exchange company, and served as a director and as chair of its International Audit Committee. Prior to joining Intercontinental, Ms. Forlenza was Chief Financial Officer of Bierbaum-Martin, a foreign exchange firm. She is a Certified Public Accountant and served on the faculty of the accounting department of Iona College from 1981 to 1982. Ms. Forlenza received a B.B.A. degree in Accounting from Iona College (1971). Ms. Forlenza attended the Harvard Executive Program for Board Governance and Audit in 2015, and the Harvard Executive Compensation Program in 2016.

Key Experience, Attributes and Skills

Ms. Forlenza satisfies the financial literacy requirements of Nasdaq and has been determined to be an “audit committee financial expert” under the SEC’s rules and regulations. A Certified Public Accountant and a former CFO, she has a background in accounting, audit, tax planning and foreign exchange planning, and she provides diversity of background and viewpoint.

Brian E. Kardon, age 60, has served as one of the Company’s Directors since April 2018. Since September 2015 Mr. Kardon has been Chief Marketing Officer at Fuze, Inc. a cloud-based communications platform provider for the modern global enterprise, and is responsible for market positioning, demand generation, thought generation and integrated marketing worldwide. Prior to joining Fuze, Mr. Kardon served as the Chief Marketing Officer at Lattice Engines from 2013 to 2015, a leader in predictive marketing and sales applications. He also served as the Chief Marketing Officer at Eloqua (NASDAQ:ELOQ) from 2008 to 2012, where he was part of a team that led Eloqua’s growth and leadership in the marketing automation sector, resulting in a successful IPO and subsequent purchase by Oracle. Mr. Kardon has also served as Chief Strategy and Marketing Officer at Forrester Research (NASDAQ:FORR) and Chief Marketing Officer at Reed Business Information (NYSE: RELX). Mr. Kardon holds a B.S. degree in economics, marketing and finance (1979) and an MBA (1987) from The Wharton School of the University of Pennsylvania. In the past year, Mr. Kardon was named to: “50 Most Influential CMOs” (Forbes), “100 Most Influential Chief Marketing Officers in the World” (Richtopia) and the “30 Tech Marketing Leaders Changing the Industry” (Synthesio). In 2017 the Fuze Marketing Team won the prestigious ROI Award from SiriusDecisions for Excellence in Demand Creation.

Key Experience, Attributes and Skills

Mr. Kardon has extensive marketing and leadership experience as a CMO, experience in creating and implementing successful growth strategies, and experience with international operations, and he provides diversity of background and viewpoint.

Douglas J. Manoni, age 58, has served as one of the Company’s Directors since April 2018. Mr. Manoni was most recently Chief Executive Officer of SourceMedia LLC, an innovative digital business information and performance media company, from 2008 through March 2018. Prior to joining SourceMedia in 2008, Mr. Manoni served as Chief Executive Officer of Wicks Business Information from 1999 to 2008, founding the company in partnership with a private equity firm. The business was sold in two principal transactions, to Dow Jones & Company in 2004 and to Summit Business Media in 2007. Mr. Manoni is an active Director and Executive Committee member of Connectiv, the industry association for business information companies, and served as its Chairman from 2014 to 2016. He is also a member of the Board of Directors of the Software & Information Industry Association and the Business Media Educational Foundation. Mr. Manoni holds a B.S. degree in accounting from Sacred Heart University (1984) and is a former Trustee of the University. Mr. Manoni was awarded the 2016 McAllister Top Management Fellowship at Medill School of Journalism, among other awards and recognitions.

Key Experience, Attributes and Skills

Mr. Manoni brings significant current knowledge about the direction and needs of the business information industry, with experience as the CEO of a digital business information and performance media company, director and executive committee member of Connectiv, and member of the board of directors of the Software & Information Industry Association. He also has leadership, financial, operational and acquisition experience, and he provides diversity of background and viewpoint.

Stewart R. Massey, age 61, has served as one of the Company’s directors since March 2009. Mr. Massey co-founded Massey, Quick, Simon and Co. LLC in 2004 after a 24-year career on Wall Street. Massey Quick provides investment advisory and financial planning services for endowments, foundations and wealthy families. Mr. Massey joined Morgan Stanley’s Private Client Group in 1983 after four years with Dean Witter Reynolds.  From 1988 through 1993, he was based in Hong Kong and led Morgan Stanley’s private client businesses in Asia, Australia, and Japan. Mr. Massey was Head of Japanese Equity Sales in New York from 1993 through 1996, and returned to Tokyo as Head of Institutional Equity Sales and Global Head of Japanese Equities in 1996. Mr. Massey served as President and CEO of Robert Fleming, Inc. in 1997 and 1998.  At Fleming, he had regional responsibility for equity sales and trading, research, capital markets, investment banking, and asset management in the Americas, serving on the Board of Directors and Executive Committee of the parent company in London. Mr. Massey returned to Morgan Stanley in September of 1998 as a Managing Director and Head of Institutional Sales, Marketing, and Product Development for the firm’s prime brokerage business. He later served as the senior relationship manager for a number of Morgan Stanley’s most prominent institutional global clients. Mr. Massey holds a B.A. degree in History from The College of Wooster (1979), where he has served as a Trustee since 1987.  As an Emeritus Trustee he serves on the Trustee and Governance, Finance and Investment committees.  Mr. Massey also serves on the investment committees of Hobart and William Smith Colleges and St. Mary’s Abbey Delbarton. Mr. Massey was honored as one of the top 100 independent investment advisors in America by Barron’s Magazine in 2010, 2011, 2012, 2013 and 2014.

Key Experience, Attributes and Skills

Mr. Massey has leadership experience as a CEO and a senior executive officer. He has financial management expertise, as well as compensation, mergers and acquisitions, investment advisory, board, governance and international experience, and he provides diversity of background and viewpoint.

Michael J. Opat, age 57, has served as one of the Company’s directors since June 2016. Mr. Opat has been a Commissioner on the Hennepin County (Minnesota) Board of Commissioners since 1993 and was Chair of the Board of the Commissioners from 2001 to 2003 and from 2009 to 2014. Hennepin County is Minnesota’s largest county with 1.1 million residents. Mr. Opat represents a County district with more than 160,000 residents in six suburban cities. Mr. Opat has also served on the Board of Sun Country Airlines since April 2012, and has been a member of the corporate advisory board of Alerus Financial Services Company (OTXQX: ALRS) since June 2015. He was employed by Hennepin County Adult Correction Facility as a correctional officer from 1981 to 1989, and as a corrections supervisor from 1990 to 1993. He holds a B.S. degree in Management from the University of Minnesota (1983), and a Masters of Public Policy from Harvard University, John F. Kennedy School of Government (1989).

Key Experience, Attributes and Skills

Mr. Opat has leadership, financial management, budgeting, and communications experience, and he provides diversity of background and viewpoint.

There are no family relationships between or among any nominees for director of the Company. Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES

CORPORATE GOVERNANCE MATTERS

Director Independence

The Board of Directors has determined that David B. Atkinson, Haig S. Bagerdjian, Louise C. Forlenza, Brian E. Kardon, Douglas J. Manoni, Stewart R. Massey, Michael J. Opat, Anthea S. Stratigos and Andargachew S. Zelleke are independent directors. The independent directors comprise a majority of the Board. The only director who is not independent is Jack S. Abuhoff, the Company’s Chairman, President and Chief Executive Officer (“CEO”). The Company defines independence as meeting the requirements to be considered as an independent director as set forth in the Nasdaq Marketplace Rule 5605(a)(2). To assist in determining director independence, the Board of Directors also considers any business relationship with any independent director, including any business entity with which any independent director is affiliated, to determine if there is any material relationship that would impair a director’s independence. In making its determination, the Board of Directors reviewed information provided by each of the directors and information gathered by the Company.

Board Leadership Structure

Chairman of the Board and Chief Executive Officer Positions

The Board of Directors believes that having a combined Chairman of the Board/Chief Executive Officer, independent directors with strong leadership and management experience, an independent director serving as the Lead Independent Director and Board of Directors committees being comprised solely of independent directors, provides an effective and efficient leadership structure that is appropriate for the Company at the present time. The Chairman/CEO has primary responsibility for managing the business. Combining the leadership role avoids duplication of efforts while strengthening the Chairman/CEO’s ability to provide insight and direction on important strategic initiatives to both management and the independent directors.

Lead Independent Director

Stewart R. Massey currently serves as the Company’s Lead Independent Director. The principal responsibilities of the Lead Independent Director are to:

•	Schedule and preside over executive sessions of the independent directors;
•	Preside over Board of Directors meetings in the absence of the Chairman;
•	Provide input to the Chairman in the preparation of agendas for Board of Directors meetings; and
•	Enhance the effective functioning of the independent directors by facilitating communications and collaboration between and among them.

The Board’s Role in Risk Oversight

The Board of Directors believes that the goal of risk oversight is to identify and assess risks which may affect the Company’s ability to fulfill its business objectives and to formulate plans to mitigate potential effects. The Board of Directors administers its oversight function directly, through both its Audit and Compensation Committees, and through executive management of the Company, as follows:

•	Through Board of Directors discussion on general business strategy and risks that could drive tactical and strategic decisions in the near and long term;
•	Through the Audit Committee with respect to financial risks and risks that may affect the financial situation of the Company;
•	Through the Compensation Committee with respect to risks associated with executive compensation plans and arrangements;
•	Through executive management of the Company with respect to risks which may arise in the ordinary course of business, such as operational, managerial, business, legal, regulatory and reputational risks;
•	Through the Compliance Committee of the Company with respect to risks which may arise with respect to global compliance and ethical conduct; and
•	Through the CEO, in the CEO’s combined role as Chairman, via updates to the Board of Directors during Board of Directors meetings with respect to potential material risks identified by executive management, as is deemed appropriate based on the circumstances.

The Board of Directors believes the various roles of the board committees, compliance committee and executive management in risk oversight described above complement the Board of Directors’ leadership structure described above, including the combination of the Chairman of the Board and Chief Executive Officer positions.

Meetings of the Board of Directors

The Board of Directors meets throughout the year on a set schedule. The Board of Directors also holds special meetings and acts by unanimous written consent from time to time as appropriate. The Board of Directors held seven meetings during the year ended December 31, 2017. Each director attended at least 75% of all of the meetings of the Board of Directors and of the committees on which he or served that were held during the last fiscal year. The Company does not have a policy requiring incumbent directors and director nominees to attend the Company’s annual meeting of stockholders. Seven directors attended last year’s annual meeting.

The Board of Directors meets in executive sessions without management, as needed, immediately prior or during its regularly scheduled meetings. The Board of Directors also schedules executive sessions during the year for the independent directors only.

Committees of the Board of Directors

Audit Committee

The Company has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the charter is available on our website at www.innodata.com. Serving on the Committee are Ms. Forlenza and Messrs. Bagerdjian and Massey. The Board of Directors has determined that it has an audit committee financial expert serving on the audit committee: Ms. Forlenza. The functions of the Audit Committee are, among other things, to make recommendations concerning the selection each year of independent auditors of the Company, to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company's financial reports and financial reporting processes and systems of internal controls, to consider whether the Company's principal accountant’s provision of non-audit services is compatible with maintaining the principal accountant’s independence, and to determine through discussions with the independent auditors whether any instructions or limitations have been placed upon them in connection with the scope of their audit. To carry out its responsibilities, the Audit Committee met four times during fiscal 2017. The Company defines independence as meeting the standards to be considered as an independent director as set forth in the Nasdaq Marketplace Rule 5605(a)(2), and the Board of Directors has determined that all the members of the Audit Committee are "independent" as defined in the Nasdaq Marketplace Rule 5605(c)(2)(A).

Compensation Committee

The Company has a standing Compensation Committee comprised of Mr. Massey, Ms. Forlenza and Dr. Zelleke. The Compensation Committee operates under a written charter adopted by the Board of Directors. A copy of the charter is available on our website at www.innodata.com. The function of the Compensation Committee is to discharge the responsibilities of the Board of Directors regarding executive and director compensation, including determining and approving the compensation packages of the Company’s executive officers, including its Chief Executive Officer. The Compensation Committee also reviews and approves stock option grants to non-executive officer employees. The Chief Executive Officer recommends to the Compensation Committee proposed compensation for the executive officers other than the Chief Executive Officer. The Compensation Committee engages the services of an independent compensation consultant on an as-needed basis to provide market data and advice regarding executive compensation and proposed compensation programs and amounts. To carry out its responsibilities, the Compensation Committee met three times during fiscal 2017. The Company defines independence as meeting the standards to be considered as an independent director as set forth in the Nasdaq Marketplace Rule 5605(a)(2), and the Board of Directors has determined that all the members of the Compensation Committee are "independent" as defined in the Nasdaq Marketplace Rule 5605(a)(2).

Nominating Committee

The Company has a standing Nominating Committee comprised of Dr. Zelleke, Mr. Bagerdjian and Ms. Forlenza. The Company does not have a Nominating Committee charter. The primary responsibilities of the Nominating Committee include assisting the Board of Directors in identifying and evaluating qualified candidates to serve as directors; recommending to the Board of Directors candidates for election or re-election to the Board of Directors or to fill vacancies on the Board of Directors; and assisting in attracting qualified candidates to serve on the Board of Directors. Director nominees are selected by Board of Director resolution. All of the nominees recommended for election to the Board of Directors at the Meeting, with the exception of David B. Atkinson, Brian E. Kardon and Douglas J. Manoni, are directors standing for re-election. Mr. Atkinson was recommended by one of the Company’s clients, Mr. Kardon was recommended by another candidate interviewed by the Nominating Committee, and Mr. Manoni was recommended by a non-management director. Although the Nominating Committee does not have a formal policy with respect to the consideration of diversity, when considering director candidates the Nominating Committee seeks individuals with backgrounds and qualities that, when combined with those of the Company’s existing directors, provide a blend of skills and experience that will further enhance the Board of Directors’ effectiveness at the time the consideration is made. When considering potential director candidates, the Nominating Committee considers the candidate's character, judgment, diversity, skills, including financial literacy, and experience in the context of the needs of the Company and the Board of Directors. The Nominating Committee has not established any minimum qualifications for director candidates. To carry out its responsibilities, the Nominating Committee met two times during fiscal 2017 and three times during fiscal 2018. The Company defines independence as meeting the standards to be considered as an independent director as set forth in the Nasdaq Marketplace Rule 5605(a)(2), and the Board of Directors has determined that all the members of the Nominating Committee are "independent" as defined in the Nasdaq Marketplace Rule 5605(a)(2). In 2017 the Company did not pay any fees to any third party to assist in identifying or evaluating potential nominees.

The Company's by-laws include a procedure whereby its stockholders can nominate director candidates, as more fully described below under “Stockholder Proposals for the 2019 Annual Meeting.” The Board of Directors will consider director candidates recommended by the Company's stockholders in a similar manner as those recommended by members of management or other directors, provided the stockholder submitting such nomination has complied with the procedures set forth in the Company’s by-laws. To date, the Company has not received any recommended nominees from any non-management stockholder or group of stockholders who beneficially owns five percent or more of its voting stock.

Stockholder Communications with the Board of Directors

Generally, stockholders who have questions or concerns regarding the Company should contact our Investor Relations department at 201-371-8000. However, stockholders may communicate with the Board of Directors by sending a letter to: Board of Directors of Innodata Inc., c/o Corporate Secretary, 55 Challenger Road, Ridgefield Park, New Jersey 07660. Any communications must contain a clear notation indicating that it is a "Stockholder—Board Communication" or a "Stockholder—Director Communication" and must identify the author as a stockholder. The office of the Corporate Secretary will receive the correspondence and forward appropriate correspondence to the Chairman of the Board or to any individual director or directors to whom the communication is directed. The Company reserves the right not to forward to the Board of Directors any communication that is hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is otherwise inappropriate. The office of the Corporate Secretary has authority to discard or disregard any inappropriate communication or to take any other action that it deems to be appropriate with respect to any inappropriate communications.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter, include providing oversight to the Company’s financial reporting process through periodic meetings with the Company’s independent auditors and management to review accounting, auditing, internal controls and financial reporting matters. The Audit Committee is also responsible for the appointment, compensation and oversight of the Company’s independent auditors. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including senior financial management, and its independent auditors.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee's charter. To carry out its responsibilities, the Audit Committee met four times during fiscal 2017.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company's financial reports and financial reporting processes and systems of internal controls. Management of the Company has primary responsibility for the Company's financial statements and the overall reporting process, including maintenance of the Company's system of internal controls. The Company retains independent auditors who are responsible for conducting independent audits of the Company's financial statements and internal control over financial reporting, if applicable, in accordance with standards of the Public Company Accounting Oversight Board (United States), and issuing reports thereon.

The Audit Committee has reviewed and discussed the Company’s consolidated audited financial statements as of and for the year ended December 31, 2017 with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed under standards established by the Public Company Accounting Oversight Board (United States), including those matters set forth in Statement on Auditing Standard No. 1301 (Communications with Audit Committees). The independent auditors have provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communication with the Audit Committee concerning independence, and the Audit Committee has discussed with the auditors their independence from the Company. The Audit Committee has concluded that the independent auditors are independent from the Company and its management.

On the basis of the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the Securities and Exchange Commission. The Audit Committee has also recommended, subject to stockholder ratification, the selection of the Company's independent auditors.

The Members of the Audit Committee

Louise C. Forlenza, Chair

Haig S. Bagerdjian

Stewart R. Massey

Fiscal 2017 and 2016 Accounting Firm Fee Summary

Set forth below is certain information concerning fees billed to the Company by CohnReznick LLP in respect of professional services rendered to the Company for the audit of the annual financial statements for the years ended December 31, 2017 and December 31, 2016; the reviews of the financial statements included in reports on Form 10-Q for periods within 2017 and 2016; related regulatory filings for periods within 2017 and 2016; and other services. The Audit Committee has determined that the provision of all services is compatible with maintaining the independence of CohnReznick LLP.

	2017($)	2016($)

Audit Fees	349,287	434,697
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-

Audit fees consist of fees for the audit of the Company’s financial statements and internal control over financial reporting under Section 404 of the Sarbanes Oxley Act (for 2016), the review of the interim financial statements included in the Company’s quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of the Company’s financial statements and which are not reported under “Audit Fees.” These services relate to consultations concerning financial accounting and reporting standards and are not required by statute or regulation.

Audit Committee Pre-Approval Policy

All audit, audit-related services, tax services and other services provided by CohnReznick LLP must be pre-approved by the Audit Committee. The Audit Committee may delegate to its Chair the authority to pre-approve otherwise permissible non-audit services, provided that any decision made pursuant to such delegation must be presented to the full Audit Committee for informational purposes at its next scheduled meeting.

PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Subject to ratification by the stockholders, the Board of Directors has appointed CohnReznick LLP as the independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2018. CohnReznick LLP has served as the Company's auditors since September 2008. A representative of CohnReznick LLP is expected to be present at the Meeting and will have the opportunity to make a statement if he desires to do so. A representative of CohnReznick LLP is also expected to be available to respond to appropriate questions at the meeting.

In the event that the stockholders fail to ratify this appointment, other independent auditors will be considered upon recommendation of the Audit Committee. Even if this appointment is ratified, our Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year, if the Board believes that such a change would be in the best interest of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF
THE APPOINTMENT OF COHNREZNICK LLP, INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM, AS AUDITORS FOR THE COMPANY

EXECUTIVE OFFICERS

Set forth below is information concerning the executive officers who are not directors.

Name	Age	Position
Raj Jain	43	Vice President, Finance and Principal Financial Officer
Ashok Mishra	63	Executive Vice President and Chief Operating Officer

Raj Jain served as the Company’s Principal Financial Officer and Principal Accounting Officer from December 1, 2017 to April 4, 2018. Mr. Jain also served as the Company’s Vice President, Finance from January 2012, and served as the Company’s Director of Finance from January 2008 through December 2011. Mr. Jain is a Certified Public Accountant. Mr. Jain holds a Bachelor of Commerce and Economics degree from the University of Mumbai (1995).

Ashok Mishra has been the Company’s Executive Vice President and Chief Operating Officer since January 2007. Prior to 2007 Mr. Mishra held senior level positions with the Company and its subsidiaries for more than nine years. Mr. Mishra has served as Senior Vice President since May 2004, after serving as Vice President, Project Delivery from October 2001 through April 2004. Prior thereto, Mr. Mishra served as Assistant Vice President, Project Delivery from November 2000 to September 2001, and as General Manager and Head of the Facility of the Company’s India operations from 1997 to October 2000. Mr. Mishra holds a Bachelor of Technology degree in Mechanical Engineering from Pantnagar University (1976). He also has Component Manufacturing Technical Training from Alcatel France (1985) and completed a condensed MBA course from Indian Institute of Management Bangalore (1995).

The Company’s executive officers are elected by, and serve at the discretion of, our Board of Directors. There are no family relationships between or among any of the Company’s Executive Officers.

EXECUTIVE COMPENSATION

Overview of Executive Compensation Program

We are currently a smaller reporting company and therefore are not required to include a Compensation Discussion and Analysis in this Proxy Statement. However, we have elected to provide the following overview of the material elements of our compensation program. This overview focuses on the information contained in the following tables and related footnotes and narrative for primarily the last completed fiscal year.

Executive Compensation Objectives

The Compensation Committee of the Board of Directors is responsible for overseeing and administering our executive compensation program and for establishing our executive compensation philosophy. The objectives of our compensation program are to:

•	Attract, motivate and retain qualified, talented and dedicated executives
•	Motivate executives to achieve business and financial objectives that will enhance stockholder value
•	Align the interests of our executives with the long-term interests of stockholders through stock-based incentives
•	Maintain a strong link between pay and performance by placing a significant portion of the executive’s total pay at risk

The Committee applies these objectives in selecting the specific elements of compensation. The Committee also reviews and considers:

•	Company performance, both separately and in relation to similar companies
•	The individual executive’s performance, experience and scope of responsibilities
•	Historical compensation levels and stock option awards at the Company
•	Internal equity among executive officers
•	The recommendations of management
•	The recommendations of an independent compensation consultant, to the extent compensation consultants are utilized
•	Competitive market and peer company data

The Committee uses the following processes, procedures and resources to help it perform its responsibilities:

•	Executive sessions without management present to discuss various compensation matters, including the compensation of our CEO
•	A periodic review of executive compensation and benefit programs for reasonableness and cost effectiveness
•	The recommendations of the CEO on compensation for the other executive officers
•	On an as-needed basis, the services of an independent compensation consultant

Components of the Executive Compensation Program

The primary elements of the Company’s Executive Compensation Program are described below. The Committee does not use a pre-set formula to allocate a percentage of total compensation to each compensation component, and the percentage of total compensation allocated to each compensation component varies among the executive officers.

Base Salary

The base salaries of our executive officers are designed to attract and retain a high performing and dedicated leadership team. The Committee reviews the performance evaluations and salary recommendations provided to the Committee by the CEO for each executive officer other than himself. Increases to the CEO’s base salary are determined by the Committee without a recommendation by Company management. Adjustments to base salary are determined based on the individual’s responsibility level, performance, contribution and length of service, after considering the Company’s financial performance, as well as any requirements set forth in the executive officer’s employment agreement. No executive officer received a base salary increase in calendar year 2017.

Performance-Based Cash Incentives

Performance-based cash incentives provide the Company with a means of rewarding performance based upon the attainment of corporate financial goals, individual goals, and individual accomplishments and contributions to the Company. The Committee reviews Company financial performance, individual performance, accomplishments and contributions, as well as recommendations provided to the Committee by the CEO for each executive officer other than the CEO. Cash incentives may be paid pursuant to an incentive compensation plan or as cash bonuses. There were no incentive compensation plans in place for the executive officers in 2017, and no cash incentives were awarded by the Committee in 2017.

Stock-Based Incentives

The Company uses stock option grants as the primary vehicle for employee stock-based incentives. The Company also uses restricted share grants as a form of stock-based incentives. The Committee believes stock-based incentives align the executive officers’ interests with those of stockholders in building shareholder value, offer executive officers an incentive for the achievement of superior performance over time, and foster the retention of key management personnel. The number of stock options or restricted shares the Committee awards each executive officer is based on his relative position, responsibilities and performance, including anticipated future performance, potential and responsibilities, and performance over the previous fiscal year, to the extent applicable. The Committee also reviews and considers prior stock-based grants to each executive officer, including the extent to which any prior stock option grants remained unexercised upon expiration due to an underwater stock price at the time of expiration. The size of stock-based grants is not directly related to the Company’s performance. No stock options were awarded by the Committee in 2017.

Benefits and Perquisites

The Company offers retirement, health, life, and disability benefits, as well as medical and dependent care reimbursement plans to all full-time employees. These plans do not discriminate in scope, terms or operation in favor of executive officers. In addition, in calendar year 2017, the Company (i) reimbursed Mr. Abuhoff $12,212 for the cost of life and disability insurance premiums and related taxes pursuant to his employment agreement; (ii) provided Mr. Mishra benefits totaling $42,405 consisting of apartment rental, utilities, car rental and security in connection with his foreign assignment, health insurance, and related fringe benefit taxes; and (iii) provided Mr. Nalavadi benefits totaling $34,023 consisting of apartment rental, utilities, and travel.

Severance and Change-of-Control

The Company uses severance and change-of-control agreements to attract and retain qualified, talented and dedicated executives and to help it remain competitive in the marketplace.

Results of 2017 Advisory Vote on Executive Compensation

At the 2017 Annual Meeting of Stockholders held in June 2017, the Company’s stockholders approved the 2016 compensation of the Company’s named executive officers by a majority of the votes cast. Although the vote cast represented majority support for the named executive officer compensation, the percentage of the votes cast voting in favor of the Company’s executive compensation is significantly less than what the Company and the Compensation Committee deem satisfactory. The Compensation Committee values the stockholder feedback provided through the vote as well as the feedback regarding Company performance received through conversations with stockholders subsequent to the vote. The Compensation Committee will continue to review the Company’s executive compensation programs and consider ways to further align these programs with stockholder interests.

Summary Compensation Table 2017

The following table sets forth information regarding compensation paid or accrued to named executive officers in 2017.

Name and Position	Year	Salary ($)	Bonus ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)

Jack S. Abuhoff	2017	500,000	-	-		-	12,212	(1)	512,212
Chairman, President and Chief Executive Officer	2016	500,000	-	336,400	(2)	-	12,222		848,622

Raj Jain	2017	166,400	-	-		-	-		166,400
Vice President, Finance and Principal Financial Officer (3)

Ashok Mishra	2017	300,000	-	-		-	42,405	(4)	342,405
Executive Vice President and Chief Operating Officer	2016	295,000	-	174,000	(2)	-	44,576		513,576

O’Neil Nalavadi	2017	256,667	-	-		-	55,562	(6)	312,229
Senior Vice President and Chief Financial Officer (5)	2016	280,000	60,000	116,000	(2)	-	36,313		492,313

(1)	Represents the cost of employer-provided executive life and disability insurance in the amount of $7,860, and reimbursement for related federal and state income taxes in the amount of $4,352.
(2)	Represents the dollar amount of the aggregate grant date fair value of stock options granted in 2016. The aggregate grant date fair value is the amount the Company expects to expense in its financial statements over the award’s vesting schedule. This amount reflects the Company’s accounting expense and does not correspond to the actual value that will be realized by the Executive. For stock options, grant date fair value is calculated using the Black-Scholes option pricing model and is based on the value of the option on the grant date, which was $1.16 on December 30, 2016. For information on the valuation assumptions, see Note 10 in the Notes to Consolidated Financial Statements filed with the Annual Report on Form 10-K for year-end 2016.
(3)	Mr. Jain was appointed as Principal Financial Officer effective as of December 1, 2017. His employment with the Company terminated on April 4, 2018.
(4)	Includes $30,781 for apartment rental, utilities, car rental and security in connection with the executive’s foreign assignment, $5,602 for health insurance, and $6,022 for related fringe benefit taxes.
(5)	Through December 1, 2017.
(6)	Include $21,539 for accrued but unused vacation paid upon termination of employment, $28,800 for apartment rental and $5,223 for utilities and travel.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

Jack S. Abuhoff

On March 25, 2009 the Company and Mr. Abuhoff, the President and Chief Executive Officer of the Company, executed an employment Agreement with an effective date of February 1, 2009 (the “Agreement”). The Agreement will continue until terminated by the Company or Mr. Abuhoff.

The Agreement provides for: annual base salary compensation of $424,350 subject to cost of living adjustments and annual discretionary increases as determined by the Company’s Board of Directors; additional cash incentive or bonus compensation for each calendar year determined by the Compensation Committee of the Board of Directors in its discretion and conditioned on the attainment of certain quantitative objectives to be established by the Compensation Committee with a target bonus of not less than 60% of Mr. Abuhoff’s base salary for the year; and stock options and/or other equity-based and/or non-equity-based awards and incentives as determined by the Compensation Committee in its sole and absolute discretion. The Agreement also provides for indemnification, insurance and other fringe benefits, and contains confidentiality, non-compete and non-interference provisions. Mr. Abuhoff’s annual base salary has been $500,000 since April 2012.

In the event Mr. Abuhoff is terminated by the Company other than for cause (as defined), death or disability, or Mr. Abuhoff resigns his employment with the Company for good reason (as defined), Mr. Abuhoff is entitled to receive (i) an amount equal to 200% of his (A) base salary and (B) the greater of his most recently declared bonus (as defined) or the average of his three most recently declared bonuses to be paid in substantially equal payments over a period of 24 months; (ii) the continuation of his (and as applicable, his dependents’) medical and dental insurance until the earlier of the end of the maximum applicable COBRA coverage period or for the 24 month period immediately following Mr. Abuhoff’s termination (and if the COBRA period is shorter than the applicable 24 month period, pay to Mr. Abuhoff an amount equal to the monthly cost charged by the Company for COBRA coverage during the period beginning upon the expiration of the maximum COBRA coverage period and the end of the 24 month continuation period); (iii) the continuation of his life and long-term disability insurance for the 24 month period immediately following Mr. Abuhoff’s termination and (iv) the removal of any vesting, transfer, lock-up, performance or other restrictions or requirements on his stock options and other equity-based and non-equity-based awards and incentives. In the event Mr. Abuhoff is terminated by the Company coincident with or following a change-of-control (as defined), Mr. Abuhoff is entitled to receive (i) an amount equal to 300% of his (A) base salary and (B) the greater of his most recently declared bonus (as defined) or the average of his three most recently declared bonuses to be paid in a lump sum payout within 30 days of the date of his termination; (ii) the continuation of his (and as applicable, his dependents’) medical and dental insurance until the earlier of the end of the maximum applicable COBRA coverage period or for the 36 month period immediately following Mr. Abuhoff’s termination (and if the COBRA period is shorter than the applicable 36 month period, pay to Mr. Abuhoff an amount equal to the monthly cost charged by the Company for COBRA coverage during the period beginning upon the expiration of the maximum COBRA coverage period and the end of the 36 month continuation period); and (iii) the continuation of his life and long-term disability insurance for the 36 month period immediately following Mr. Abuhoff’s termination; and (iv) the removal of any vesting, transfer, lock-up, performance or other restrictions or requirements on his stock options and other equity and non-equity-based awards and incentives.

In the event Mr. Abuhoff is a “specified employee” as defined in Section 409A of the Code at the time of his termination of employment, the payments referenced above shall be delayed until the date that is six months and one day following his termination of employment (or, if earlier, the earliest other date as is permitted under Section 409A of the Code). The amount payable on such date shall include all amounts that would have been payable to Mr. Abuhoff prior to that date but for the application of Section 409A and the remaining payments shall be made in substantially equal installments until fully paid. Notwithstanding the foregoing, the six month delay shall not apply to any such payments made (A) during the short term deferral period set forth in Treasury Regulation Section 1.409A-1(b)(4), or (B) after said short term deferral period, payable solely on account of an involuntary separation from service (as defined in Section 409A of the Code) and in an amount less than the Section 409A Severance Exemption Amount. The Agreement also provides for potential tax gross-up payments in respect of taxes, penalties and/or interest that may be incurred by Mr. Abuhoff under Section 409A of the Code.

Ashok Mishra

On May 18, 2007, the Company and Mr. Mishra, the Executive Vice President and Chief Operating Officer of the Company, entered into a three year agreement with an effective date of January 1, 2007 whereby the Company agreed to cause one or more of its wholly-owned subsidiaries to offer employment to Mr. Mishra. Mr. Mishra’s agreement automatically renews for one year periods unless the Company either provides a notice of non-renewal by June 30 of the then current term or the Company and Mr. Mishra execute a new agreement prior to the end of the then current term. The agreement provides for annual base compensation of $175,000 per annum, subject to annual reviews for discretionary annual increases; and incentive compensation pursuant to an incentive compensation plan. The agreement also provides for insurance and other fringe benefits, and contains confidentiality, non-compete and non-interference provisions. In the event the Company terminates the agreement without cause, Mr. Mishra is entitled to receive his then base salary for 12 months following the date of termination. Mr. Mishra’s annual base compensation has been $300,000 since April 2016.

O’Neil Nalavadi

The Company’s employment agreement with Mr. Nalavadi, Senior Vice President and Chief Financial Officer of the Company through December 1, 2017, expired on November 8, 2015. The Agreement contains indemnification, confidentiality, non-compete and non-interference provisions which survive the expiration of the Agreement and the termination of Mr. Nalavadi’s employment on December 1, 2017.

Raj Jain

Mr. Jain, the Company’s Vice President, Finance and Principal Financial Officer through April 4, 2018, was employed by the Company as an employee-at-will pursuant to an offer of employment and agreement concerning confidentiality and non-disclosure. Mr. Jain received an annual base salary of $166,400, and was eligible to receive an annual performance-based bonus granted at the discretion of the Company and subject to the Company’s overall corporate and financial and performance objectives. The agreement concerning confidentiality and non-disclosure contains confidentiality and non-solicitation provisions which survive the termination of Mr. Jain’s employment.

Outstanding Equity Awards at fiscal year-end 2017

The following table summarizes the outstanding equity awards held by each named executive officer at December 31, 2017.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date

Jack S. Abuhoff	175,000		-		2.59	05/01/2018
	137,434		-		3.39	03/03/2020
	-		100,000	(1)	3.39	03/03/2020
	255,000		-		2.75	04/06/2021
	193,334		96,666	(2)	2.85	12/30/2025
	96,666		193,334	(3)	2.45	12/29/2026
Total	857,434		390,000

Raj Jain	25,000		-		2.59	05/01/2018
	14,120		-		3.39	03/03/2020
	20,000		-		2.75	04/06/2021
	33,333		16,667	(4)	2.85	12/30/2025
Total	92,453	(5)	16,667

Ashok Mishra	100,000		-		2.59	05/01/2018
	94,133		-		3.39	03/03/2020
	80,000		-		3.21	03/12/2021
	113,000		-		2.75	04/06/2021
	120,000		60,000	(2)	2.85	12/30/2025
	50,000		100,000	(3)	2.45	12/29/2026
Total	557,133		160,000

O’Neil Nalavadi	100,000		-		2.59	05/01/2018
	100,000		-		5.62	03/14/2020
	50,000		-		4.37	03/14/2020
	80,013		-		3.39	03/03/2020
	113,000		-		2.75	04/06/2021
	38,333		-		2.85	12/30/2025
Total	481,346	(6)

(1)	The exercise of these stock options is contingent on a minimum market price of $6.00 per share at the time of exercise.
(2)	Granted on December 31, 2015. Two-thirds of the stock options are vested. The balance of the stock options vest on December 31, 2018.
(3)	Granted on December 30, 2016. One-third of the stock options are vested. The balance of the stock options vest in two equal installments on December 30, 2018 and December 30, 2019.
(4)	Granted on December 31, 2015. Two-thirds of the stock options are vested. All further vesting of these shares ceased on the termination of Mr. Jain’s employment on April 4, 2018.
(5)	These stock options may be exercised for a period of 60 days from April 4, 2018, Mr. Jain’s last day of employment.
(6)	These stock options may be exercised for a period of 60 days from December 1, 2017, Mr. Nalavadi’s last day of employment.

Potential Payments Upon Termination or Change-OF-Control

Estimated Termination or Change-of-Control Benefits at Year-End 2017

The following table summarizes the estimated value of payments to each of the named executive officers assuming different termination events occurred at December 31, 2017.

Name (1)	Cash Compensation ($)	Stock-based Compensation ($)	Welfare Benefits ($)	Aggregate Payments ($)

Jack S. Abuhoff
Termination for cause	-	-	57,692	57,692
Termination without cause (2)	1,000,000	(3)	150,309	1,150,309
Change-of-Control (4)	1,500,000	(3)	196,618	1,696,618
Death	-	-	57,692	57,692
Disability	125,000	-	57,692	182,692

Raj Jain
Termination for cause	-	-	12,800	12,800
Termination without cause	-	-	12,800	12,800
Change-of-Control	-	-	12,800	12,800
Death	-	-	12,800	12,800
Disability	-	-	12,800	12,800

Ashok Mishra
Termination for cause	-	-	-	-
Termination without cause (2)	300,000	-	-	300,000
Change-of-Control	-	-	-	-
Death	-	-	-	-
Disability	75,000	-	-	75,000

(1)	No information for Mr. Nalavadi is included in the table as Mr. Nalavadi’s employment with the Company terminated on December 1, 2017. On January 17, 2018 the Company and Mr. Nalavadi entered into a separation agreement in connection with the termination of Mr. Nalavadi’s employment. Pursuant to the separation agreement, in consideration for a general release and other obligations, Mr. Nalavadi will receive $280,000 in severance payable over a 12-month period and payment of his COBRA premiums through November 30, 2018.
(2)	Includes resignation by the executive with good reason (as described below).
(3)	No value is included for stock options that vest upon the termination date where the exercise price for the stock option equals or exceeds the closing price on December 30, 2017.
(4)	Assumes the Company’s termination of the executive’s employment coincident with or following a change-of-control (as described below).

Payments on Change-of-Control

Pursuant to Mr. Abuhoff’s employment agreement, a change-of-control shall be deemed to have occurred as of the earliest of any of the following events:

•	The closing of a transaction by the Company or any person (other than the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company) (a “Person”), together with all “affiliates” and “associates” (within the meanings of such terms under Rule 12b-2 of the Securities Exchange Act of 1934, as amended) (the “Exchange Act”) of such Person, shall be the beneficial owner of thirty percent (30%) or more of the Company’s then outstanding voting stock (“Beneficial Ownership”);

•	A change in the constituency of the Board such that, during any period of thirty-six (36) consecutive months, at least a majority of the entire Board shall not consist of Incumbent Directors. For purposes of this Paragraph 5(c)(ii), “Incumbent Directors” shall mean individuals who at the beginning of such thirty-six (36) month period constitute the Board, unless the election or nomination for election by the shareholders of the Company of each such new director was approved by a vote of a majority of the Incumbent Directors;
•	The closing of a transaction involving the merger, consolidation, share exchange or similar transaction between the Company and any other corporation other than a transaction which results in the Company’s voting stock immediately prior to the consummation of such transaction continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) at least two-thirds (2/3rds) of the combined voting power of the Company’s or such surviving entity’s outstanding voting stock immediately after such transaction;
•	The closing of a transaction involving the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company’s assets; or
•	A plan of liquidation or dissolution of the Company goes into effect.

Upon the Company’s termination of Mr. Abuhoff’s employment coincident or following a change-of-control, Mr. Abuhoff will receive:

•	300% of his base salary to be paid in a lump sum payout within 30 days of the date of his termination;
•	300% of the greater of his most recently declared bonus (as defined) or the average of his three most recently declared bonuses to be paid in a lump sum payout within 30 days of the date of his termination;
•	Continuation of his (and as applicable, his dependents’) medical and dental insurance until the earlier of the end of the maximum applicable COBRA coverage period or for the 36 month period immediately following Mr. Abuhoff’s termination (and if the COBRA period is shorter than the applicable 36 month period, pay Mr. Abuhoff an amount equal to the monthly cost charged by the Company for COBRA coverage during the period beginning upon the expiration of the maximum COBRA coverage period and the end of the 36 month continuation period);
•	Continuation of his life and long-term disability insurance for the 36 month period immediately following Mr. Abuhoff’s termination;
•	The removal of any vesting, transfer, lock-up, performance or other restrictions or requirements on his stock options and other equity-based and non-equity-based awards and incentives; and
•	Payment of up to six weeks’ accrued but unused vacation.

Upon the occurrence of a change-of-control without a termination of Mr. Abuhoff’s employment, Mr. Abuhoff will receive:

•	The removal of any vesting, transfer, lock-up, performance or other restrictions or requirements on his stock options and other equity-based and non-equity-based awards and incentives.

Payments on Termination (other than upon Change-of-Control)

Jack S. Abuhoff

Pursuant to Mr. Abuhoff’s employment agreement, if Mr. Abuhoff’s employment is terminated by the Company other than for cause, death or disability, or Mr. Abuhoff resigns his employment for good reason (including the Company’s breach of its material obligations under the Agreement, the Company, without Mr. Abuhoff’s prior consent, relocating Mr. Abuhoff’s regular office location by more than 50 miles from its present location, the Company assigning duties to Mr. Abuhoff which represent a material diminution of his authorities, duties or responsibilities, or requiring him to report to any person or entity other than the Board of Directors, and the Company does not revoke or reasonably cure any such action within 30 days of receipt of notice from Mr. Abuhoff and Mr. Abuhoff resigns his employment within 30 days thereafter) Mr. Abuhoff will be entitled to (i) 200% of his (A) base salary and (B) the greater of his most recently declared bonus (as defined) or the average of the his three most recently declared bonuses to be paid in substantially equal payments over a period of 24 months; (ii) the continuation of his (and as applicable, his dependents’) medical and dental insurance until the earlier of the end of the maximum applicable COBRA coverage period or for the 24 month period immediately following Mr. Abuhoff’s termination (and if the COBRA period is shorter than the applicable 24 month period, pay Mr. Abuhoff an amount equal to the monthly cost charged by the Company for COBRA coverage during the period beginning upon the expiration of the maximum COBRA coverage period and the end of the 24 month continuation period); (iii) the continuation of his life and long-term disability insurance for the 24 month period immediately following Mr. Abuhoff’s termination; (iv) payment of up to six weeks’ accrued but unused vacation and (v) the removal of any vesting, transfer, lock-up, performance or other restrictions or requirements on his stock options and other equity-based and non-equity-based awards and incentives. If Mr. Abuhoff’s employment is terminated for death, his estate will receive payment of his base salary through the date of termination, a pro-rated bonus based on his performance of his objectives through the date of termination, and payment of up to six weeks’ accrued but unused vacation. If Mr. Abuhoff’s employment is terminated for disability he will receive payment of his base salary for a 90 day period following the date of termination, a pro-rated bonus based on active duty with the Company and conditioned on attainment of quantitative objectives, and payment of up to six weeks’ accrued but unused vacation. If Mr. Abuhoff’s employment is terminated for cause, Mr. Abuhoff will receive his base salary through the date of termination, and payment of up to six weeks’ accrued but unused vacation. In return for the benefits described above, Mr. Abuhoff is required to sign a separation agreement and general release, and agreed, for a 12 month period following termination of his employment, not to compete or interfere with the Company, and not to employ or retain the services of an employee of the Company.

In the event Mr. Abuhoff is a “specified employee” as defined in Section 409A of the Code at the time of his termination of employment, the payments referenced above (for both change-of-control and other than upon change-of-control) shall be delayed until the date that is six months and one day following his termination of employment (or, if earlier, the earliest other date as is permitted under Section 409A of the Code). The amount payable on such date shall include all amounts that would have been payable to Mr. Abuhoff prior to that date but for the application of Section 409A and the remaining payments shall be made in substantially equal installments until fully paid. Notwithstanding the foregoing, the six month delay shall not apply to any such payments made (A) during the short term deferral period set forth in Treasury Regulation Section 1.409A-1(b)(4), or (B) after said short term deferral period, payable solely on account of an involuntary separation from service (as defined in Section 409A of the Code) and in an amount less than the Section 409A Severance Exemption Amount. The Agreement also provides for potential tax gross-up payments in respect of taxes, penalties and/or interest that may be incurred by Mr. Abuhoff under Section 409A of the Code.

Ashok Mishra

Pursuant to Mr. Mishra’s agreement, if the agreement is terminated without cause or by Mr. Mishra with good reason (including the Company’s material breach of its obligations, reduction of base salary below the amount set forth in the agreement without Mr. Mishra’s consent, and assignment of duties to Mr. Mishra inconsistent with his position, and the Company does not reasonably cure such event after receipt of written notice from Mr. Mishra that he intends to resign his employment), he will be entitled to his base salary for 12 months following the date of his termination or resignation with good reason, any earned but unpaid incentive compensation, and payment for up to six weeks’ accrued but unused vacation. If the agreement is terminated due to Mr. Mishra’s death, his estate will receive payment of his base salary through the date of termination, any earned but unpaid incentive compensation, and payment for up to six weeks’ accrued but unused vacation. If the agreement is terminated due to Mr. Mishra’s disability he will receive payment of his base salary for a 90 day period following the date of termination, any earned but unpaid incentive compensation, and payment for up to six weeks’ accrued but unused vacation. If this agreement is terminated for cause, Mr. Mishra will receive his base salary through the date of termination, and payment for up to six weeks’ accrued but unused vacation. In return for the benefits described above, Mr. Mishra is required to sign a separation agreement and general release, and agreed not to compete with the Company for a 12 month period following termination of his employment, and not to solicit the customers of the Company or to solicit or employ the services of an employee of the Company for a 24 month period following termination of employment.

Raj Jain

Mr. Jain is entitled to payment for up to three weeks accrued but unused vacation upon the termination of his employment with the Company. Mr. Jain’s employment with the Company terminated on April 4, 2018.

QUALIFICATION BY REFERENCE

The matters described in the sections titled "Narrative Disclosure to Summary Compensation Table" and "Potential Payments Upon Termination or Change-of-Control" are qualified in their entirety by reference to agreements previously filed by the Company in reports with the Securities and Exchange Commission.

DIRECTOR COMPENSATION FOR 2017

Summary Director Compensation Table

The following table sets forth information regarding compensation paid or accrued to directors in fiscal year ended December 31, 2017 for service as a Director.

Name (1)	Fees Earned or Paid in Cash ($)	Option Awards ($) (2); (3)	All Other Compensation ($)	Total ($)

Haig S. Bagerdjian (4); (5)	30,000	-	-	30,000
Louise C. Forlenza (4); (6)	40,000	-	-	40,000
Stewart R. Massey (4)	42,000	-	-	42,000
Michael J. Opat	30,000	-	-	30,000
Anthea C. Stratigos (4)	30,000	-	-	30,000
Andargachew S. Zelleke	30,000	-	-	30,000
	202,000	-	-	202,000

(1)	No information for Messrs. Atkinson, Kardon or Manoni is included in the table as they were appointed as directors in April 2018.
(2)	As of December 31, 2017 each of the directors held stock options to acquire 30,000 shares of common stock that were granted in 2016 and are fully vested.
(3)	As of December 31, 2017 each of the directors other than Mr. Opat also held stock options to acquire (i) 47,066 shares of common stock that were granted in 2013 and are fully vested; (ii) 30,000 shares of common stock that were granted in 2014 are fully vested; and (iii) 40,000 shares of common stock that were granted in 2015 and are fully vested.
(4)	As of December 31, 2017 Messrs. Bagerdjian and Massey and Mses. Forlenza and Stratigos each also held stock options to acquire 60,000 shares of common stock. These options were granted in 2011 and are fully vested.
(5)	As of December 31, 2017 Mr. Bagerdjian also held stock options to acquire 28,000 shares of common stock. The options were granted in prior years and are fully vested.
(6)	As of December 31, 2017 Ms. Forlenza also held stock options to acquire 23,232 shares of common stock. The options were granted in prior years and are fully vested.

Narrative Disclosure to Director Compensation Table

Each non-employee director is compensated at the rate of $2,500 per month, plus out-of-pocket expenses for each Board of Directors meeting they attend. Employees who are directors receive no compensation for serving on the Board of Directors. The Chair of the Audit Committee receives an additional $833.34 per month, the Chair of the Compensation Committee receives an additional $500 per month and the Lead Independent Director receives an additional $500 per month. Directors do not receive any compensation for serving as a member of a Committee of the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31, 2018, certain information regarding the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of the Company's Common Stock based upon the most recent information available to the Company for (i) each person known by the Company to own beneficially more than five (5%) percent of the Company's outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each of the Company’s named executive officers, and (iv) all named executive officers and directors of the Company as a group. Unless otherwise indicated, each stockholder's address is c/o the Company, 55 Challenger Road, Ridgefield Park, New Jersey 07660.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class

Directors and Nominees
Jack S. Abuhoff (2)	1,937,629	7.2%
David B. Atkinson	-	-
Haig S. Bagerdjian (3)	298,756	1.1%
Louise C. Forlenza (4)	259,148	1.0%
Brian E. Kardon	-	-
Douglas J. Manoni	-	-
Stewart R. Massey (5)	231,566	*
Michael J. Opat (6)	39,700	*
Anthea C. Stratigos (7)	207,066	*
Andargachew S. Zelleke (8)	154,566	*

Named Executive Officers (who are not also directors)
Raj Jain (9)	92,453	*
Ashok Mishra (10)	591,630	2.2%
O’Neil Nalavadi	31,015	*

All Executive Officers and Directors as a Group (13 persons) (11)
	3,843,529	13.4%
Known Beneficial Holders of More Than 5% (12)
Nick Toor 5055 West Patrick Lane Suite 104 Las Vegas, NV 89118	1,473,554	5.7%

*	Less than 1%.

(1)	Unless otherwise indicated, (i) each person has sole investment and voting power with respect to the shares indicated; and (ii) the shares indicated are currently outstanding shares. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Subject to the foregoing, the percentages are calculated based on 25,877,454 shares outstanding.

(2)	Includes currently exercisable options to purchase 857,434 shares of Common Stock. Excludes 100,000 vested options as the exercise of these options is contingent on a minimum market price of $6.00 per share at the time of exercise.
(3)	Includes currently exercisable options to purchase 235,066 shares of Common Stock.
(4)	Includes indirect ownership of 2,850 shares and currently exercisable options to purchase 230,298 shares of Common Stock.
(5)	Includes indirect ownership of 14,500 shares and currently exercisable options to purchase 207,066 shares of Common Stock.
(6)	Includes indirect ownership of 400 shares and currently exercisable options to purchase 30,000 shares of Common Stock.
(7)	Includes currently exercisable options to purchase 207,066 shares of Common Stock
(8)	Includes indirect ownership of 3,000 shares and currently exercisable options to purchase 147,066 shares of Common Stock.
(9)	Includes currently exercisable options to purchase 92,453 shares of Common Stock.
(10)	Includes currently exercisable options to purchase 557,133 shares of Common Stock.
(11)	Includes currently exercisable options to purchase 2,563,582 shares of Common Stock.
(12)	Based on Form SC 13G filed on November 30, 2017 with the Securities and Exchange Commission. Mr. Toor directly holds 218,948 shares of Common Stock. An entity of which Mr. Toor serves as Chief Investment Officer directly holds 1,254,606 shares of Common Stock. The Reporting Person may be deemed to beneficially own the 1,254,606 shares of Common Stock held by this entity.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, certain of its officers, and any person owning more than ten percent (10%) of the Company’s securities to file reports of ownership and changes of ownership with the Securities and Exchange Commission. The Company has procedures in place to assist its directors and officers in preparing and filing these reports on a timely basis. Based solely on a review of the forms filed, upon our records, and upon representations furnished by the Company’s officers and directors that no Form 5s were required, the Company believes that during the period from January 1, 2017 through December 31, 2017 all officers and directors complied with Section 16(a) filing requirements.

PROPOSAL 3. APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION ON AN ADVISORY BASIS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") enables stockholders to vote to approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers. Accordingly, you may vote on the following resolution at the 2018 annual meeting:

“RESOLVED, that the Company’s Stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, in the Proxy Statement for the Company’s 2018 Annual Meeting of Stockholders.”

The Company’s executive compensation program is designed to attract, motivate and retain individuals with the skills required to formulate and drive the Company’s strategic direction and achieve annual and long-term performance goals necessary to create shareholder value. Consistent with this philosophy, a significant percentage of the total compensation opportunity for each executive officer is based on measurable financial performance of the Company on an annual basis, and on the performance of the Company’s stock on a long-term basis.

The Executive Compensation section of this Proxy Statement as well as the compensation tables and related narrative that follows it provides detailed information on the Company’s executive compensation programs and the compensation of the Company’s named executive officers.

Although this vote is non-binding, the Board of Directors and the Compensation Committee value the opinion of the stockholders and will consider the outcome of the vote when making future compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN
ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

VOTE REQUIRED

Election of Directors. Directors will be elected at the meeting by a plurality of the votes cast (i.e., the seven nominees receiving the greatest number of votes “for” their election will be elected as directors). “Withhold” votes, and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of the nominees.

Ratification of the Appointment of Independent Auditors. The appointment of CohnReznick LLP as independent auditors requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions will have the same effect as a vote against this proposal.

Approval of the Company’s Executive Compensation on an Advisory Basis. The compensation of the named executive officers will be approved, on an advisory basis, if it receives the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions will have the same effect as a vote against such approval, whereas broker non-votes and shares not represented at the meeting will have no effect on the vote for this proposal.

EXPENSE OF SOLICITATION

The cost of soliciting Proxies, which also includes the preparation, printing and mailing of the Proxy Statement, will be borne by the Company. Solicitation will be made by the Company primarily through the mail, but regular employees of the Company may solicit Proxies personally, by telephone, facsimile or electronic communication. The Company will request brokers and nominees to obtain voting instructions of beneficial owners of the stock registered in their names and will reimburse them for any expenses incurred in connection therewith.

HOUSEHOLDING

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, multiple shareowners who share the same last name and address and do not participate in electronic delivery will receive only one copy of the annual Proxy materials or notice regarding the internet availability of Proxy materials. If the household received a printed set of Proxy materials by mail, each shareowner will receive his or her own Proxy card by mail. We have undertaken householding to reduce our printing costs and postage fees.

If you wish to opt out of householding and continue to receive multiple copies of the Proxy materials or notice regarding the internet availability of Proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of Proxy materials or notice regarding the internet availability of Proxy materials, which typically are mailed in May of each year, by notifying us in writing or by telephone at: Innodata Inc. Investor Relations, 55 Challenger Road, Ridgefield Park, New Jersey 07660, (201) 371-8000. You also may request additional copies of the Proxy materials or notice regarding the internet availability of Proxy materials by notifying us in writing or by telephone at the same address or telephone number.

STOCKHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING

Notice Required to Include Proposals in Our Proxy Statement

We will review for inclusion in next year's proxy statement shareholder proposals received by January 6, 2019. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement. Proposals should be sent to Innodata Inc., 55 Challenger Road, Ridgefield Park, New Jersey 07660, Attention: Corporate Secretary.

Notice Required to Bring Business Before an Annual Meeting

Our by-laws establish an advance notice procedure for stockholders to make nominations of candidates for election as director or to bring other business before an annual meeting. Under these procedures, a stockholder who proposes to nominate a candidate for director or propose other business at the 2019 annual meeting of stockholders, must give us written notice of such nomination or proposal not less than 60 days and not more than 90 days prior to the scheduled date of the meeting (or, if less than 70 days' notice or prior public disclosure of the date of the meeting is given, then not later than the 15th day following the earlier of (i) the date such notice was mailed; or (ii) the day such public disclosure was made). Such notice must provide certain information as specified in our by-laws and must be received at our principal executive offices by the deadline specified above.

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC, excluding exhibits, is being mailed to you concurrently herewith. The exhibits to the Annual Report on Form 10-K are available upon payment of charges that approximate our cost of reproduction by written request addressed to Investor Relations, Innodata Inc., 55 Challenger Road, Ridgefield Park, New Jersey 07660.

OTHER MATTERS

The Company knows of no items of business that are expected to be presented for consideration at the Meeting which are not enumerated herein. However, if other matters properly come before the Meeting, it is intended that the person named in the accompanying Proxy will vote thereon in accordance with his best judgment.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

Ridgefield Park, New Jersey	By Order of the Board of Directors
April 30, 2018
/s/ Amy R. Agress

Amy R. Agress
Senior Vice President, General Counsel and Secretary

INNODATA INC.
55 CHALLENGER ROAD, SUITE 202
RIDGEFIELD PARK, NJ 07660
ATTN: AMY AGRESS

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/06/2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01. Jack S. Abuhoff
02. David B. Atkinson
03. Louise C. Forlenza
04. Brian E. Kardon
05. Douglas J. Manoni
06. Stewart R. Massey
07. Michael J. Opat

The Board of Directors recommends you vote FOR proposals 2 and 3.

		For	Against	Abstain
2	Ratification of the selection of CohnReznick LLP as independent auditors.	☐	☐	☐
3	Advisory approval of executive compensation.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000381993_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement, Shareholder Letter are available at www.proxyvote.com

INNODATA INC.
ANNUAL MEETING OF STOCKHOLDERS
June 7, 2018 11:00 AM
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned Stockholder of Common Stock of Innodata Inc. (the "Company") hereby revokes all previous proxies, acknowledges receipt of the Notice of the Meeting of Stockholders to be held on June 7, 2018, and hereby appoints Jack S. Abuhoff and Amy R. Agress, and each of them, as proxies of the undersigned, with full power of substitution, to vote and otherwise represent all of the shares of the undersigned in the Company at said meeting and at any adjournments thereof with the same effect as if the undersigned were present and voting the shares. The shares represented by this proxy shall be voted on the following matters and, in their discretion, upon any other business which may properly come before said meeting.

THE SHARES REPRESENTED BY THIS PROXY, DULY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE NOMINEES, FOR THE SELECTION OF COHNREZNICK LLP AS INDEPENDENT AUDITORS, FOR THE ADVISORY APPROVAL OF EXECUTIVE COMPENSATION, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000381993_2 R1.0.1.17